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Exhibit 21

LIST OF SUBSIDIARIES

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
SSA Global Canada Inc.	Canada
System Software Japan Corporation	Delaware, USA
SSA Pacific Rim Corporation	Delaware, USA
SSA Global Technologies (Japan) Limited	Delaware, USA
Infinium Software, Inc.	Massachusetts, USA
Infinium Software Asia/Pacific, Inc.	Massachusetts, USA
Infinium Systems Iberica S.L.	Spain
Metro-Infinium (Thailand) Co., Ltd.	Thailand
Seneca Holdings, Inc.	Delaware, USA
Seneca Acquisition Subsidiary, Inc.	Delaware, USA
Elevon, Inc. (f/k/a Walker Interactive Systems)	Delaware, USA
Global Business Solutions Holdings, Inc.	Delaware, USA
Global Business Consulting Solutions, Inc.	Delaware, USA
Walker Interactive Products, International Inc.	California, USA
Baan USA Inc.	Delaware, USA
Caps Logistics Inc.	Georgia, USA
Arzoon Global Commerce Inc.	Delaware, USA
SSA Caribbean, Inc.	Cayman Islands
Baan UK LTD.	United Kingdom
Baan Global BV	Netherlands
Baan Iceland ehf.	Iceland
Shenyang Neu-Baan Software Ltd.	China
SSA Global Technologies (Israel) Ltd. (f/k/a C-Ark Ltd)	Israel
Baan Development BV	Netherlands
Baan International B.V.	Netherlands
Baan France SA	France
Baan Nederland B.V.	Netherlands
Baan Belgium NV	Belgium
Baan Nordic AB	Sweden
Baan Nordic A/S	Denmark; Norway
SSA Global Italia Srl (d/k/a Baan Italia Srl)	Italy
Baan Brasil Sistemas de Informatica Ltda	Brazil
SSA Global Argentina S.A. (f/k/a Baan Argentina Ltda.)	Argentina
Baan Australia Pty Ltd	Australia
Baan (Schweiz) AG	Switzerland
Baan Austria GmbH	Austria
Baan Korea Co Ltd.	Korea
Baan Holding Central Europe GmbH	Germany
SSA Global GmbH (f/k/a Baan Deutschland GmbH)	Germany
SSA Global Technologies (India) Private Limited (f/k/a Baan Info Systems India Ltd)	India

SSA Global Japan KK (f/k/a Baan Japan Co Ltd)	Japan
Baan (Malaysia) Sdn Bhd.	Malaysia
SSA Netherlands BV	Netherlands
EXE TECHNOLOGIES, INC.	Delaware, USA
EXE Technologies (S.E.A.) Pte. Ltd.	Singapore
EXE Technologies (Malaysia) Sdn. Bhd.	Malaysia
EXE Technologies — Middle East (FZE)	Dubai
EXE Technologies K.K.	Japan
EXE Technologies Korea Ltd.	Korea
EXE Technologies (Shanghai) Co., Ltd	China
EXE Technologies (European Holdings) B.V.	Netherlands
EXE Technologies (Benelux) B.V.	Netherlands
EXE Technologies (France) S.A.S	France
EXE Technologies (Germany) GmbH	Germany
SSA Global Technologies (Australia) Pty Limited	Australia
SSA Global Technologies (NZ) Limited	New Zealand
SSA Global Technologies (Hong Kong) Limited	Hong Kong
SSA GT Korea Limited	Korea
SSA Global Technologies (Malaysia) Sdn Bhd	Malaysia
SSA Global Technologies (Singapore) Pte Ltd.	Singapore
SSA Global Technologies (China) Co., Ltd.	China
SSA Global Technologies Limited	England
SSA Benelux B.V.	The Netherlands
SSA Holland BV	Holland
SSA Global Technologies, S.A.	France
SSA Global Technologies Spain, SA	Spain
SSA Global Technologies GmbH	Germany
SSA Global Technologies ApS	Denmark
SSA Global Technologies Do Brasil Ltda.	Brazil
SSA Global Technologies de Mexico S.A.	Mexico

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LIST OF SUBSIDIARIES